Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Appalachian Power Company of our report dated February 13, 2025 relating to the financial statements, which appears in Appalachian Power Company’s Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/PricewaterhouseCoopers LLP

Columbus, Ohio
September 30, 2025